EXHIBIT 10(o)
GENERAL MOTORS CORPORATION
2007 LONG-TERM INCENTIVE PLAN
As Amended October 1, 2007
SECTION 1. PURPOSE
The purpose of the General Motors Corporation 2007 Long-Term Incentive Plan (“the Plan”) is to provide incentives to Employees for the creation of stockholder value through Awards of Options, Restricted Stock Units, and Performance Awards. The Corporation believes that these incentives will stimulate the efforts of Employees toward the long-term success of the Corporation and its Subsidiaries, as well as assist in the recruitment of new Employees. Capitalized terms as used in the Plan shall have the definitions as set forth in Section 15 of the Plan.
SECTION 2. ADMINISTRATION
     (a) The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees of the Corporation and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by or relating to each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares (excluding Performance Awards) or other property, or canceled; (vi) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either by the Committee or at the election of the Participant in a manner consistent with the General Motors Deferred Compensation Plan for Executive Employees and Section 409A of the Code; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
     (b) The Committee may, in its sole discretion, and subject to the provisions of the Plan and applicable law, from time to time delegate any or all of its authority to administer the Plan to the Corporation’s Chief Executive Officer, except that no such delegation shall be made in the case of Awards to Employees who are executive officers of the Corporation. The Chief Executive Officer may only grant Awards within the maximum number of Shares authorized for grant under the Plan and in accordance with the terms established by the Committee.
     (c) The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all Persons.

SECTION 3. SHARES SUBJECT TO THE PLAN
(a) Subject to the provisions of Section 3(c) below, the aggregate number of Shares with respect to which Options or Restricted Stock Units may be granted under this Plan shall not exceed 16,000,000; provided, however, subject to the provisions of Section 3(c), the maximum number of Shares which may be granted in the form of Restricted Stock Units under this Plan shall not exceed 1,500,000 shares of Common Stock. Subject to the provisions of Section 3(c), no individual may be granted Options in any calendar year covering more than 1,000,000 shares and no individual may be granted Restricted Stock Units in any calendar year covering more than 250,000 shares of Common Stock. Performance Awards granted under the Plan that are by their terms to be settled in cash will not count against the approved share reserve.
(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise. If Shares are purchased in the open market for delivery upon the exercise or settlement of an Award, they shall be held in a treasury account specifically designated for such Awards.
(c) In the event of any merger, reorganization, consolidation, re-capitalization, stock dividend, stock split, extraordinary cash dividend, or other change in corporate structure affecting the Corporation’s Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under this Plan, the individual Award maximums, the number and Option price of Shares subject to outstanding Options and the number of Shares subject to RSUs granted under this Plan (provided the number of Shares subject to such awards shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to applicable Awards granted hereunder.
(d) Shares underlying Substitute Awards shall not reduce the number of Shares available for Options or RSUs hereunder.
(e) For avoidance of doubt, Shares which are tendered in an Option exercise to pay the exercise price or tax obligation, or Shares withheld from an Option exercise to satisfy the exercise price or tax obligation arising therefrom will not become available to grant under the terms of this Plan. Shares previously granted under this Plan or the 2002 Stock Incentive Plan which are forfeited following termination of employment shall again become available for grant under the terms of this Plan.
SECTION 4. ELIGIBILITY
Any Employee shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Corporation, or a parent or subsidiary, within the meaning of Section 424 of the Code. Substitute Awards may be granted to any holder of an Award granted by a company acquired by the Corporation or with which the Corporation combines.
SECTION 5. CONDITIONS PRECEDENT
(a) Except for Awards that vest pursuant to Section 9 of this Plan, settlement or exercise of any Award (or portion thereof) to or by an individual Participant shall be subject to the satisfaction of the following conditions precedent that such Participant: (i) continue to render services as an Employee through the later of the first anniversary of the date of grant or the date specified upon which vesting (in whole or in part) will occur (unless this condition is waived by the Committee and Section 6(c)(iii)(B) shall constitute a partial such waiver), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any Subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any Subsidiary) and from otherwise acting, either prior to or after termination of employment with the Corporation or any Subsidiary, in any manner the Committee finds to be inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee or Corporation shall request. If the Committee shall determine that such Participant has failed to satisfy either of the foregoing conditions (i) or (ii) precedent, all Awards granted to such Participant shall be immediately canceled.
(b) As used in this Section 5, the term Participants shall include the beneficiary or beneficiaries designated by such Participant as provided in Section 13(a) hereof, or if no such designation of any beneficiary or beneficiaries has been made, the Participant’s legal representative or other persons entitled to any payment or benefit with respect to the Participant pursuant to this Plan. As a further condition precedent to the vesting and settlement or exercise of all or any portion of an Award, the Committee may, among other things, require a Participant to enter into such Participant agreements as the Committee considers appropriate and in the best interests of the Corporation.
SECTION 6. STOCK OPTIONS
Options may be granted hereunder to any Employee, either alone or in addition to other Awards granted under the Plan and shall be subject, in addition to the other terms and conditions of the Plan, to the following terms and conditions:
(a) The Option price per Share shall not be less than the Fair Market Value (and in no event less than the par value) of the Shares on the date the Option is granted, except in the case of Substitute Awards.
(b) Determination as to whether the Options granted shall be “Incentive Stock Options” (“ISO’s”) (within the meaning of Section 422 of the Code), or Nonqualified Stock Options, and as to any restrictions which shall be placed on Options, shall be made by the Committee under such procedures as it may, from time to time, determine and each Option granted hereunder shall be identified as either an ISO or a Nonqualified Stock Option at the time of grant.
(c) Terms of Options. Options granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:
(i) Vesting and Exercise. Except in the case of death or except as set forth in Section 6(c)(iii)(B) or as set forth in Section 9, no Option shall vest or become exercisable prior to the first anniversary date of the date of the Option grant (or such other date as may be established by the Committee or its delegate(s)); and after such date Options shall be exercisable only in accordance with the terms and conditions established at the time of grant. Unless otherwise specified at the date of grant, beginning on the first anniversary date of the Option grant, stock Options will vest and become exercisable in one-third increments. Subject to paragraph 6(c)(iii), the first increment will vest on or after the first anniversary date and the second and third increments will vest on or after the second and third anniversaries of the date of grant.
(ii) Term of the Option. The normal expiration date of the Option shall be determined at the time of grant, provided that each such Option shall expire not more than ten years after the date of grant.
(iii) Termination of Employment. Notwithstanding the following provisions, the Committee may from time to time determine in its discretion that optionees retiring from the organization during specified time periods under specified circumstances may vest and retain some portion of those Options granted in the year the retirement occurs.
(A) If the Participant quits employment with the Corporation or is terminated by the Corporation for inadequate job performance, or for willful misconduct harmful to the Corporation, all unvested and vested Options shall be forfeited as of the date that such grounds for termination first exist.
(B) If an Employee retires from the Corporation at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such country), subject to the other terms and conditions of the Plan, all Options will vest immediately, including Options granted within the prior 12 months, provided that such Employee shall have remained employed until December 31 of the year of grant, and will be exercisable until the expiration date of such Option.
C) If employment is terminated by reason of death, all Options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option.
(D) If an employee becomes disabled, Options will continue to vest and become exercisable in accordance with the original terms of the grant while the Employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested Options will remain exercisable for the full remaining term.
(E) If employment terminates for any reason other than as set forth above (including, for the avoidance of doubt, retirement not meeting the conditions set forth in Section 6(c)(iii)(B) or other voluntary termination with the consent of the Corporation), subject to the other terms and conditions of the Plan, all vested Options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such Option.
(F) If employment terminates for any reason (other than death) prior to the first anniversary of the date an Option is granted, except as provided in Section 6(c)(iii)(B) the Option shall be forfeited and terminate on the date of termination of employment.
(iv) Forfeiture of Gains on Exercise. If the Employee terminates employment in breach of the covenants and conditions precedent set forth in Section 5(a) and becomes employed by a competitor of the Corporation within one year after the date of exercise of any Option, the employee shall pay to the Corporation an amount equal to any gain from such exercise. The gain will be determined by multiplying the difference between the mean of the highest and lowest market price as reported in The Wall Street Journal (or, if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee) for the date of the Option exercise and the exercise price of the Option (without regard to any subsequent market price decrease or increase) by the number of Option shares exercised. Any such Option gain realized by the Employee from exercising an Option shall be paid by the Employee to the Corporation within thirty days of the employment termination date or if later, the date in which employment with a competitor commences. By accepting an Option grant under this Plan, the Employee consents, to the extent permitted by law, to a deduction of an amount equal to such Option gain from any amounts the Corporation owes the Employee, including, but not limited to, amounts owed as wages or other compensation, fringe benefits, or vacation pay.
(v) Leave of Absence. For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an Option shall not be exercisable during a leave of absence granted an Employee for civilian local, state, provincial, or federal government service other than military service.
(vi) Payment of Exercise Price. All Shares purchased upon exercise of any Option shall be paid for in full at the time of purchase or adequate provision for such payment shall be made. Such payment shall be made (A) in cash, (B) through delivery or constructive delivery of Shares (provided that the Shares, other than Shares purchased on the open market, must be held for at least six months or to the extent required to obtain favorable accounting treatment), or (C) a combination of cash and stock. Any Shares delivered as a result of an Option exercise shall be valued at their Fair Market Value on the exercise date of the Option. To the extent authorized by the Committee, any exercise of an Option granted under this Plan may be made in accordance with any cashless exercise program approved by the Committee.
SECTION 7. RESTRICTED STOCK UNITS
(a) Restricted Stock Unit Awards may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. RSUs are valued by reference to a designated number of Shares, with such restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate. Any RSU Award shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.
(b) Terms of Restricted Stock Units. RSUs granted under this Plan shall, in addition to the other terms and conditions of the Plan, be subject to the following provisions,
(i) Vesting. Except for RSU Awards that vest pursuant to Section 9 of this Plan, or that vest in the case of death, as set forth in Section 7(b)(ii)(B) below, and exceptions set forth in 7(b)(ii)(A), no RSU award shall vest prior to the third anniversary date of the Award date (or such other date as may be established by the Committee or its delegate(s)); after such date, RSU Awards shall vest and be paid only in accordance with the terms and conditions established at the time of grant which may also include performance conditions.
(ii) Termination of Employment. If the Corporation or Participant terminates the Participant’s employment before an RSU Award or any portion thereof vests, the unvested portion of any RSU Award then held by such Participant will be forfeited, except as follows:
(A) If a Participant retires from the Corporation at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such country), subject to the other terms and conditions of the Plan, all restrictions on such Awards of RSUs will immediately lapse, and stock will be delivered in payment of such RSUs in accordance with the original payment schedule set forth in such Award. A retirement prior to age 55 or otherwise not meeting the condition set forth above shall be treated as a voluntary resignation, governed by the general rule set forth in Section 7(b)(ii) above, unless the Committee approves another treatment of the Award in writing.
(B) If a Participant’s employment is terminated by reason of death, all RSU Awards shall immediately vest and be paid. All restrictions on such Shares will lapse effective as of the date of death, and stock will be delivered in payment of such RSUs as promptly as is practicable, but not later the 90 days following death.
(C) If a Participant becomes disabled or is on any other type of leave of absence, unvested RSU Awards will continue to vest and be settled in accordance with the original vesting and payment schedule while the Employee remains on the disability or other type of leave.
Notwithstanding the foregoing provisions, the Committee may at any time determine that RSU Awards shall vest or be forfeited on the date of Notice of Termination, or such later date, as it may deem appropriate. In addition, the Committee may from time to time determine in its discretion that Participants retiring from the Corporation during specified time periods under specified circumstances may vest and retain some portion of those Awards granted in the year the retirement occurs, settlement to occur in accordance with the original payment schedule.
(c) The Committee may designate whether any RSU Award is intended to be a Qualified Performance Award. Any such Qualified Performance Award shall comply with the provisions of Section 10 hereof.
SECTION 8. PERFORMANCE AWARDS
Performance Awards may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall, in addition to the other terms and conditions of the Plan, be subject to the following terms and conditions, and such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan:
(a) Performance Awards will be denominated in units, each having a value equal to one Share, and will be paid in cash. The performance levels to be achieved for each Performance Period, the vesting of the Performance Award, and the amount of the Performance Award to be distributed shall be conclusively determined by the Committee following the completion of each Performance Period. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Performance Awards granted under the Plan is intended to be a Qualified Performance Award. Any such Qualified Performance Award shall comply with the provisions of Section 10 hereof. Performance Awards are subject to the Participant’s continued compliance with the conditions precedent of Section 5 hereof, and any other conditions set forth by the Committee at any time.
(b) Prior to the grant of any Performance Award, the Committee shall establish for each such Award (i) performance measures and levels related to the enterprise (as defined below) and/or individual performance at which 100% of the Performance Award shall be earned and, if determined by the Committee, a range (which need not be the same for all Performance Awards) within which greater or lesser percentages shall be earned and (ii) a Performance Period. The term “enterprise”, for purposes of this Section 8, shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.
(c) If any event occurs during a Performance Period that requires changes to preserve the incentive features of this Plan, the Committee may make such adjustments, except that the Committee may not make any such adjustment to a Qualified Performance Award that is not permitted under Section 10(d). Following determination of the percentage of the Award earned, the Committee may, upon the recommendation of the Corporation’s Chief Executive Officer, make adjustments to reflect individual performance during such period, except that any such adjustment to a Qualified Performance Award shall comply with Section 10. No distribution with respect to any Performance Award (or portion thereof) shall be made if the minimum performance level applicable to the related target Performance Award is not achieved during the applicable Performance Period, except as otherwise provided below or in Section 9.
(d) If, upon termination of a Participant’s employment prior to the end of any Performance Period but after a minimum twelve months of participation in the performance period for a reason other than death, the Committee may determine to waive any condition precedent of continuing to render services as provided in Section 5, and the target Performance Award granted to such Participant with respect to such Performance Period and, as applicable, any portion thereof, shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such termination and such Performance Award will be paid at the time it would have been paid absent the termination of employment. The Performance Award for such Participant shall be determined by the Committee (i) on the basis of the performance levels established for such Performance Award (including the minimum performance level) and the performance level achieved through the end of the Performance Period and (ii) at the discretion of the Committee, on the basis of individual performance during the period prior to such termination. During a qualifying leave of absence, the Participant’s target Performance Award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the Performance Period. A target Performance Award shall not vest during a leave of absence granted a Participant for civilian local, state, provincial, or federal government service other than military service.
(e) Upon termination of a Participant’s employment by reason of death prior to the end of any Performance Period, but subject to a minimum of twelve months employment during such Performance Period, the target Performance Award granted to such Participant with respect to such Performance Period (modified pursuant to Section 8(c), if applicable) shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such Participant’s death. The percentage of the reduced target Performance Award to be paid in respect of such Participant shall be determined by the Committee (i) on the basis of the performance levels established for such Performance Award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such Participant died and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. Such pro rata Performance Awards will be paid as promptly as practicable, but not later than 90 days following the Committee’s determination of the final award amount.
(f) If the performance levels established for any target Performance Award are based on the performance of a specified portion of the enterprise and that portion is sold or otherwise disposed of or reorganized or the Participant is transferred to another portion of the enterprise prior to the end of the Performance Period, the target Performance Award granted to such Participant with respect to such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such event. The Performance Award for such Participant shall be determined by the Committee (i) on the basis of the performance levels established for such Performance Award (including the minimum performance level) and the performance level achieved, in the case of a sale, disposition, or reorganization of the applicable portion of the enterprise, through the end of the fiscal year during which such event occurs or, in the case of a transfer of the Participant, through the end of the Performance Period and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable

Performance Period. In addition, in any such case, the Committee may, in its discretion, further adjust such Performance Award upward or downward, as it may deem appropriate and reasonable. Awards so determined will be paid at the time it would have been paid absent the sale, disposition or transfer of employment.
(g) If a Participant is promoted during the Performance Period with respect to any target Performance Award, such target Performance Award may, in the discretion of the Committee, be increased to reflect such Participant’s new responsibilities.
SECTION 9. CHANGE IN CONTROL PROVISIONS
Upon the occurrence of a Change in Control (as defined in Section 15(c)):
(a) Outstanding Options shall be treated as described in subsection (b); outstanding Restricted Stock Units shall be treated as described in subsection (c) and Performance Awards shall be treated as described in subsection (d).
(b) (i) If in connection with the Change in Control, any outstanding Option is not continued in effect or converted into an Option to purchase stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Internal Revenue Code, such outstanding Option(s) shall vest and become fully exercisable.
     (ii) If outstanding Options are continued or converted as described in Section 9(b)(i), then upon the occurrence of a Qualifying Termination of the holder thereof, such Options shall vest and become fully exercisable.
(c) (i) If in connection with the Change in Control, any outstanding RSU is not continued in effect or converted into a unit representing an interest in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by stockholders of the Corporation in connection with the Change in Control, such outstanding RSU(s) shall vest and be valued at the time of the Change in Control and shall be paid at the time it would have been paid absent the Change in Control.
     (ii) If any outstanding RSU(s) is continued or not converted as described in Section 9(c)(i), then upon occurrence of a Qualifying Termination of employment of the holder thereof, such RSU(s) shall vest in full. Such RSU(s) shall be valued at the greater of the value at the time of termination or payment date and will be paid at the time it would have been valued and paid absent the Change in Control.
(d) (i) If in connection with the Change in Control, any outstanding Performance Award or Qualified Performance Award is not continued in effect or converted into an Award relating to the stock of the successor or survivor parent corporation on a substantially equivalent basis, taking into account for this purpose the consideration, if any, received by stockholders of the Corporation and the performance conditions applicable to the Awards immediately prior to the Change in Control, then all such outstanding Performance Awards and Qualified Performance Awards, shall vest and be valued at the time of the Change in Control at the threshold level, or, if greater, at the level resulting from the Corporation’s actual performance, giving effect to the transaction constituting the Change in Control. Any Awards for which payment is made shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control and shall be paid at the time they would have been paid absent the Change in Control.
     (ii) If any outstanding Performance Award or Qualified Performance Award is continued or converted as described in Section 9(d)(i), then upon a Qualifying Termination of the holder thereof, such Award shall vest in full and be paid at the time it would have been paid absent the Change in Control at the greater of the value at the time of termination or the value on the date of payment. Payment will be made at the threshold level, or, if greater, at the level resulting from the Corporation’s actual performance. For purposes hereof, the Corporation’s actual performance shall be measured at the time of the Change in Control, giving effect to the transaction constituting the Change in Control or, if measurement of such performance at the time of termination of employment is practicable, and if such measurement would result in better Corporation performance, at the time of the Qualifying Termination . Any Award for which payment is made as a final Award as determined by the Committee shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control.
(e) For purposes of this Section, a “Qualifying Termination” shall mean a termination of employment within thirty six months following a Change in Control (i) by the Corporation other than for gross negligence or deliberate misconduct which demonstrably harms the Corporation or (ii) by the Participant for Good Reason.
(f) For purposes of Sections 9(b), (c) and (d) hereof, (i) no Option, RSU, Performance Award or Qualified Performance Award shall be treated as “continued or converted” on a basis consistent with the requirements of Sections 9(b)(i), (c)(i) or (d)(i), as applicable, unless the stock underlying such Award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange, and (ii) no Performance Award or Qualified Performance Award will be treated as “continued or converted” on a basis consistent with the requirements described in Section 9(d)(i) unless the performance conditions applicable to a Participant’s earning of the Award are practicably susceptible of continuing measurement following the Change in Control transaction and do not effectively increase the performance required to be achieved in order for the Participant to earn any portion or level of Award.
(g) If the implementation of any of the foregoing provisions of this Section 9 would cause a Participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until the first date on which such implementation would not cause any adverse tax consequences under Section 409A.
(h) The preceding subsections (a) through (f) of this Section 9 shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain or ambiguous, the provisions of this Section 9 shall govern.
SECTION 10. QUALIFIED PERFORMANCE AWARDS
(a) Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is granted to a Participant who is then an executive officer of the Corporation that such Participant is, or is likely to be a Covered Employee as of the end of the tax year in which the Corporation would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 10 is applicable to such Award.
(b) If an Award is subject to this Section10, then the lapsing of restrictions thereon and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of Performance Criteria as described in Section 15(t). Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations hereunder.
(c) When establishing performance goals for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles plus, without limitation, the charges or costs associated with restructurings of the Corporation, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
(d) Following determination of the final payout percentage, the Committee may make negative adjustments to Qualified Performance Awards to reflect individual performance or such other facts and circumstances as the Committee deems appropriate during such period. Prior to payment, the Committee shall certify in writing that the applicable performance goal, and other conditions relating to said Award under this Section 10, have been satisfied. The amount related to any Award under this section paid to any Participant with respect to the Performance Period shall not exceed $10 million if the Award is denominated in cash, or 250,000 Shares if denominated in stock.
SECTION 11. AMENDMENTS AND TERMINATION
(a) The Board may amend, alter, discontinue or terminate the Plan or any portion thereof at any time; provided, however; that no such amendment, alteration, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange, or (ii) following a Change in Control, the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. For the avoidance of doubt, the provisions of Section 15(c) may be amended by the Board if necessary or desirable to be compliant or consistent with, or to avoid adverse consequences to Participants under Section 409A of the Code. Further, the Committee shall not terminate the Plan if such termination would result in tax and penalties under Section 409A of the Code, and the Corporation shall not be liable to Participants for an inadvertent violation of Section 409A of the Code.
(b) The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any governmental laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.
(c) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) following a Change in Control, materially impair the rights of any Participant without his or her consent or (ii) except for adjustments made pursuant to Section 3(c) or in connection with Substitute Awards, reduce the exercise price of an outstanding Option or cancel or amend an outstanding Option for the purpose of re-pricing, replacing or re-granting such Option with an exercise price that is less than the exercise price of the original Option without stockholder approval. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.
(d) Notwithstanding anything in this Plan to the contrary, any award of cash, stock, Options (or otherwise) made to a Participant under this Plan is subject to being called for repayment to the Corporation in any situation where the Board of Directors or a committee thereof determines that fraud, negligence, or intentional misconduct by the Participant was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s). The determination regarding Employee conduct and repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Corporation.
SECTION 12. DIVIDENDS
(a) Subject to the provisions of the Plan, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. With respect to any dividend or other distribution on any Shares, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to an outstanding Award to reflect such dividend or distribution.
(b) Except as specifically provided at the time of the Award grant, no holder of any Award shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.
SECTION 13. GENERAL PROVISIONS
(a) (i) An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. (ii) A Participant holding an Award under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. In the event of the death or legal incapacity of the Participant, such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the Participant’s legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, (A) may exercise, in accordance with and subject to the provisions of Section 6 any unterminated and unexpired Option granted to such Participant and (B) receive payment, in accordance with and subject to the provisions of Sections 7 or 8, respectively, pursuant to the vesting of all or any portion of an RSU award, or Performance Award. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time.
(b) No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Corporation or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole discretion of the Corporation in accordance with Section 11(a) without giving rise to liability on the part of the Corporation or any Subsidiary for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Corporation plan.
(c) No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.
(d) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Corporation or any Subsidiary or limit in any way the right of the Corporation or any Subsidiary to terminate an Employee’s employment or a Participant’s service at any time, with or without cause.
(e) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f) No Award granted hereunder shall be construed as an offer to sell securities of the Corporation, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(g) The Corporation and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Corporation or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Corporation (to the extent the Participant has owned the surrendered Shares for less than six months, then only up to the Participant’s statutory minimum required tax withholding rate), or by directing the Corporation to retain Shares (up to the Participant’s statutory minimum required tax withholding rate) otherwise deliverable in connection with the Award.
(h) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(i) To the extent determined by the Committee, any Subsidiary may have a separate long-term incentive plan or program. The Committee shall have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for grants under any such plan or program shall not be considered Participants eligible for grants under this Plan, unless otherwise determined by the Committee. No provision of any such plan or program shall be included in or considered a part of this Plan, unless otherwise determined by the Committee.
(j) The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.
(k) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(l) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 13(l) may not be made without stockholder approval or Participant approval, if such approval is required by Section 11. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligation with respect to tax equalization for Employees on assignments outside their home country.
(m) For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an Option shall not be exercisable during a leave of absence granted a Participant for civilian local, state, provincial, or federal government service other than military service. If approved by the Committee in its sole discretion, a Participant’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan.
(n) If the Corporation shall have any unpaid claim against the Participant arising out of or in connection with such Participant’s employment with the Corporation, such claim may be offset against Awards under this Plan. Such claim (i) may include, but is not limited to, unpaid taxes or corporate business credit card charges, limited to $5,000.
(o) Notwithstanding any provision of this Plan, no Plan elections, modifications or distributions will be allowed or implemented if they would cause an otherwise eligible Plan Participant to be subject to tax (including interest and penalties) under Section 409A of the Code.
(p) Specified Employees. Participants determined to be Specified Employees (as determined by the Committee) shall not be entitled to be paid any portion of any Award payable on account of a termination of employment until the expiration of six months from date of termination (or, if earlier, death). The value of the Award(s) (without interest) shall be payable on the first day of the seventh full month following termination.
SECTION 14. EFFECTIVE DATE and TERM OF PLAN
The amended Plan is effective as of October 1, 2007, and the Plan shall terminate on May 31, 2012, unless sooner terminated by the Board pursuant to Section 11.
SECTION 15. DEFINITIONS
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Award” shall mean any award hereunder of Options, Restricted Stock Units, Performance Awards or Qualified Performance Awards.
(b) “Board” shall mean the Board of Directors of the Corporation.
(c) “Change in Control” shall mean the occurrence of any one of the following:
     (1) any “person” or “group” as those terms are used in the Exchange Act, other than any employee benefit plan of GM or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the current beneficial owner, within the meaning of Rules 13d3 and 13d-5 promulgated under the Exchange Act, of GM securities representing in the aggregate 20% or more of the combined voting power of GM’s then outstanding securities entitled to vote in general matters coming before stockholders of the Corporation, whether in a meeting or otherwise; provided, however, that the provisions of this subsection (c) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below.
     In the event that the application of this subsection (c) to an occurrence that has taken place or may take place raises interpretive issues regarding the foregoing definitions of “person,” and “group,” a duly adopted resolution of the Board of Directors of the Corporation or the Directors & Corporate Governance Committee, or a successor thereof, determining that a Change in Control, as defined in this subsection (c), has occurred or will occur shall be final, binding and conclusive for all purposes under the terms of this Plan, and no revocation of that decision, rescission of that resolution or change to the terms hereof shall alter the effect of the resolution of the Board of Directors that such occurrence does or will constitute a Change in Control, unless the effect of such rescission, revocation, change, or alteration shall not have an adverse effect on Employees covered by this Plan to the extent they have benefited or will benefit by reason of such resolution;
     (2) during any two-year period, Incumbent Directors, as hereinafter defined, cease for any reason to constitute a majority of the Board. For purposes of this paragraph, “Incumbent Director” shall mean the directors of the Corporation on the effective date of a Change in Control and any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by at least two-thirds of the directors still in office who were Incumbent Directors (including individuals whose appointment or election to office after the effective date of a Change in Control satisfied the requirements of this paragraph); provided, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be an Incumbent Director;
     (3) GM merges, consolidates or combines with any other corporation or other entity, other than a merger, consolidation, combination or any similar transaction, without regard to the form thereof, (A) that would result in all or a portion of the voting securities of GM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent entity thereof) securities representing more than 50% of the combined voting power of the voting securities of GM or such surviving entity (or parent entity thereof) outstanding immediately after such merger or consolidation and (B) by which the corporate existence of GM is not affected and following which GM’s Chief Executive Officer would retain his or her position with GM and the GM directors would remain on the Board of the Corporation and constitute a majority thereof; provided, however, that if GM is not the ultimate parent of the controlled group of which it is a member, references to GM in clause (ii) of this subsection shall be deemed to refer to such ultimate parent of the Corporation or its successor;
     (4) GM sells or otherwise disposes of all or substantially all of its assets; or
     (5) the stockholders of the Corporation approve a plan of complete liquidation of GM.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.
(e) “Committee” shall mean the Executive Compensation Committee of the Board, its named successor, or such other persons or committee to whom the Board has delegated any authority, as may be appropriate.
(f) “Corporation” of “GM” shall mean General Motors Corporation, a Delaware corporation.
(g) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.
(h) “Director” shall mean a member of the Board.
     (i) “Employees”
     (1) shall mean persons (A) who are employed by the Corporation or any Subsidiary, including employees who are also Directors of the Corporation or any such Subsidiary, or (B) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (A) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. The rights reserved herein shall, among other things, permit the Committee to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, Employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term Employees shall be deemed to include former Employees and any beneficiaries thereof; and,
     (2) shall not include the following classes of individuals, regardless of whether the individual is a common-law employee of the Corporation: (A) any individual who provides services to the Corporation where there is an agreement with a separate company under which the services are provided. Such individuals are commonly referred to by the Corporation as “contract employees”, “contract workers” or “bundled-services workers or employees”; (B) any individual who has signed an independent contractor agreement, consulting agreement, or other similar personal service contract with the Corporation; (C) any individual that the Corporation classifies as an independent contractor, consultant, contract employee, contract worker, or bundled services worker or employee during the period the individual is so classified by the Corporation.
(j) “Employer” shall mean, as applicable to any Participant, the Corporation or Subsidiary that employs the Participant.
(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(l) “Fair Market Value” shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange Composite Tape for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the immediately preceding date for which such prices were reported, unless the Committee shall have determined to apply another method of ascertaining Fair Market Value.
(m) “Good Reason” for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) of any one of the following acts by the employer, or failures by the Employer to act, following the occurrence of a Change in Control:
(1) a significant adverse change in the Participant’s authority, duties, responsibilities or position from those in effect immediately prior to the Change in Control; provided that,

notwithstanding the foregoing, the following are not “Good Reason”: (A) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant, or (B) for employees below the executive vice president level, a change of less than two levels in the position to which the Participant reports, or (C) a change in the person to whom the Participant reports:
(2) a reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time following the Change in Control, or a reduction in the level of the Participant’s incentive opportunity under the incentive plans as in effect immediately prior to the Change in Control or as the same may be increased from time to time following the Change in Control;
(3) the Employer’s requiring the Participant to change the principal workplace location at which the Participant is based to a location that is greater than 50 miles distant from such Participant’s principal workplace location immediately prior to the date of such change of location;
(4) the failure by the Corporation or the Employer (as applicable) to pay to the Participant (A) any portion of the Participant’s annual base salary, (B) any awards earned pursuant to the Incentive Plans or (C) any portion of an installment of deferred compensation under any deferred compensation program of the Corporation or any of its Subsidiaries, in each case within seven days of the date such compensation is due;
(5) the failure by the Corporation or the Employer (as applicable) to continue in effect any compensation plan or program in which the Participant participates immediately prior to the Change in Control and which is material to the Participant’s total compensation, including, without limitation, the Incentive Plans or any plans or programs adopted in substitution thereof prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or program) has been made with respect to such plan or program, or the failure by the Corporation or the Employer (as applicable) to continue the Participant’s participation therein (or in such substitute or alternative plan or program) on a basis not materially less favorable, both in terms of the amount of opportunities provided and the level of the Participant’s participation relative to other positions, as existed at the time of the Change in Control;
(6) the failure by the Corporation or the Employer (as applicable) to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant in the aggregate under any of the Corporation’s or the Employer’s (as applicable) pension and retirement, fringe benefit and welfare plans, including life insurance, medical, health and accident, disability, and vacation plans and programs in which the Participant participates immediately prior to the Change in Control or the taking of any action by the Corporation or the Employer (as applicable) which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefits enjoyed by the Participant immediately prior to the Change in Control;
(7) the failure by the Corporation or the Employer (as applicable) to continue to provide the Participant with indemnification and insurance coverage under the Corporation’s Certificate of Incorporation, Bylaws and any applicable agreement to which the Participant is a party or of which the Participant is a beneficiary, which is substantially the same as that enjoyed by the Participant under any such instruments or arrangements immediately prior to the Change in Control;
(8) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan; or
(9) any purported termination of the Participant’s employment by the Corporation or the Employer (as applicable) which is not effected pursuant to a Notice of Termination.
     The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.
     The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Good Reason hereunder shall cease to be an event constituting Good Reason if (x) the Participant fails to provide the Corporation with notice of the occurrence of any of foregoing within the ninety-day period immediately following the date on which the Participant first becomes aware (or reasonably should have become aware) of the occurrence of such event, (y) the Participant fails to provide the Corporation with a period of at least thirty days from the date of such notice to cure such event prior to terminating his or her employment for Good Reason or (z) Notice of Termination is not provided to the Corporation by the Participant within ninety days following the day on which the thirty-day period set forth in the preceding clause (y) expires; provided, that the notice period required by clause (y) and referred to in clause (z) shall end two days prior to the third anniversary of the Change in Control in the event that the third anniversary of the Change in Control would occur during such thirty-day period
(n) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.
(o) “Nonqualified Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.
(p) “Notice of Termination” shall mean a notice that indicates the basis for any termination of employment and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of a participant’s employment.
(q) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee shall determine.
(r) “Participant” shall mean an Employee who is selected by the Committee or the Board from time to time in its sole discretion to receive an Award under the Plan.
(s) “Performance Award” shall mean any grant pursuant to Section 8.
(t) “Performance Criteria” shall mean the specific measures for each Qualified Performance Award established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of the Corporation’s Shares, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, warranty, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.
(u) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(v) “Person” mean any individual, corporation, partnership, association, limited liability corporation, joint-stock corporation, trust, unincorporated organization or government or political subdivision thereof, including any Employee or Participant of the Corporation and its Subsidiaries.
(w) “Qualified Performance Award” shall mean any Award that complies with the provisions of Section 10.
(x) “Restricted Stock Unit” (“RSU”) shall mean any grant pursuant to Section 7.
(y) “Shares” shall mean shares of General Motors Stock, $1 2/3 par value.
(z) “Subsidiary” shall mean (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control.
(aa) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Corporation or with which the Corporation combines.